Exhibit 10.1

INVESTAR HOLDING CORPORATION

2014 LONG-TERM INCENTIVE COMPENSATION PLAN

INVESTAR HOLDING CORPORATION

2014 LONG-TERM INCENTIVE COMPENSATION PLAN

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Section 9 – Stock Appreciation Rights	12
General Provisions	12
Manner of Exercise	13
Vesting	13
Determination of Settlement Amount	13
Effect of Separation From Service	13

Section 10 – Performance Objectives; Performance Cycle	13

Section 11 – Non-Employee Directors	14
Stock In Lieu of Compensation	14
Other Grants and Awards	14

Section 12 – General Provisions	14
Amendment and Termination	14
Transferability of Incentives	15
Withholding	15
Change in Control	15
Additional Legal Requirements	15
Fractional Shares	16
Certificates	16
Additional Holding Period	16
Governing Law	16
Other Benefits	16
Status	16
Code Section 409A	16
Prior Plans	17
Incentive Plans	17

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INVESTAR HOLDING CORPORATION

2014 LONG-TERM INCENTIVE COMPENSATION PLAN

Investar Holding Corporation, a corporation organized and existing under the laws of the State of Louisiana (the “Company”), hereby establishes this 2014 Long-Term Incentive Compensation Plan (the “Plan”).

Section 1 – Purpose:

This Plan provides for the grant or award of compensation related to the Company’s Common Stock (as defined below), which compensation is intended to align the financial interests of the recipients thereof with the interests of the Company and its shareholders. This Plan assumes all grants and awards made under the Prior Plans (as defined below), which shall remain outstanding and in effect until exercised, matured, expired or otherwise forfeited in accordance with their respective terms.

Section 2 – Definitions:

2.1 Affiliate means the Bank and any other corporation or other form of entity of which the Company owns, from time to time, directly or indirectly, at least 80% of the total combined voting power of all classes of stock or other equity interests.

2.2 Award Date means the date on which the Committee makes an award of Restricted Stock or Restricted Stock Units hereunder.

2.3 Bank means Investar Bank.

2.4 Base Amount means the dollar denominated amount with respect to which the value of a SAR is measured.

2.5 Board or Board of Directors means the Board of Directors of the Company.

2.6 Cause, unless otherwise specified in an employment or similar agreement between a Participant and the Company, means that a Participant has:

a.	Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

b.	Committed intentional damage to the property of the Company and its Affiliates or committed intentional wrongful disclosure of proprietary information or confidential information, which is materially injurious to the financial condition or business reputation of the Company or its Affiliates;

c.	Been convicted with no further possibility of appeal, or entered a guilty or nolo contendere plea, for a felony or a crime involving moral turpitude;

d.	Willfully and substantially refused to perform the essential duties of his or her position after written notice from the Company; or

e.	Intentionally, recklessly or negligently violated any material provision of any code of conduct or ethics or equivalent code or policy of the Company or the Bank that is applicable to the Participant.

The Committee, in its discretion, shall determine whether any Separation from Service is on account of Cause as defined herein, provided that no act or failure to act will be deemed “intentional” if it is due primarily to an error in judgment, but will be deemed “intentional” only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.7 Change in Control, unless otherwise defined in an employment, severance or similar agreement between the Company or an Affiliate and a Participant, means and shall be deemed to occur upon the consummation of a Change in Equity Ownership, a Change in Effective Control, a Change in the Ownership of Assets or a Change by Merger. For this purpose:

a.	A “Change in Equity Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that once any person or group acquires more than 50% of the aggregate fair market value or voting power of the Company’s capital stock, additional acquisitions by such person or group shall not be deemed to constitute an additional Change in Control hereunder.

b.	A “Change in Effective Control” means that a majority of the members of the Board of Directors is replaced during any 12-month period, whether by appointment or election, without endorsement by a majority of the members of the Board then serving prior to the date of such appointment or election.

c.	A “Change in the Ownership of Assets” means that any person or group acquires, or has acquired in a series of transactions during the immediately preceding 12-month period ending on the date of the most recent acquisition, all or substantially all of the assets of the Company.

d.	A “Change by Merger” means that the Company shall consummate a merger or consolidation or similar transaction with another corporation or entity, unless as a result of such transaction, more than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company, and the voting securities of the surviving or resulting corporation or entity are owned in substantially the same proportion as the common stock of the Company was beneficially owned before such transaction.

Notwithstanding the generality of the foregoing, in no event shall the initial public offering of the Company’s capital stock be deemed to constitute a Change in Control hereunder.

2.8 Code means the Internal Revenue Code of 1986, as amended.

2.9 Committee means the Compensation Committee of the Board of Directors.

2.10 Common Stock means $1.00 par value per share common stock issued by the Company.

2.11 Disability means that a Participant is (a) eligible to receive Social Security disability benefits, or (b) actually receiving long-term disability benefits under a separate welfare benefit plan maintained by the Company or its Affiliates.

2.12 Employee means a regular, common law employee of the Company, the Bank or another Affiliate, including officers, determined in accordance with the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.13 Exercise Price means the per share price at which an Option may be exercised.

2.14 Fair Market Value means the closing sales price of a share of Common Stock as quoted on a national securities exchange or other recognized system of reporting as of the date specified herein; if no Common Stock is traded on such date, then Fair Market Value shall be determined as of the immediately preceding date on which Common Stock last traded or was reported. If Common Stock is not traded or reported on any such national securities exchange or system of reporting, then Fair Market Value shall be determined by the Board or its designee in accordance with the provisions of Code Section 409A.

2.15 Grant Date means the date on which an Option or SAR is granted hereunder.

2.16 Incentive means a right to purchase or receive shares of Common Stock or cash in accordance with the terms of this Plan. An Incentive may be granted or awarded in the form of Common Stock, Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, cash or a combination thereof.

2.17 Incentive Agreement means the agreement between a Participant and the Company containing the terms and conditions applicable to each Incentive granted or awarded hereunder.

2.18 Incentive Stock Option or ISO means an option to purchase shares of Common Stock which meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

2.19 Ledger Account means the bookkeeping account established by the Company to which RSUs and additional amounts may be credited.

2.20 Non-Employee Director means a member of the Board of Directors who is not also an Employee of the Company, the Bank or an Affiliate.

2.21 Nonqualified Stock Option means an option to purchase shares of Common Stock granted in accordance with the terms of Section 6.1 hereof.

2.22 Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 Participant means an Employee who is granted or awarded an Incentive under this Plan.

2.24 Performance Cycle means the period designated by the Board during which Performance Objectives shall be attained.

2.25 Performance Objectives means performance criteria designated by the Committee to be achieved during a designated Performance Cycle. Such objectives may relate to the business and affairs of the Company, the Bank, another Affiliate, or a division, department, unit or profit center of the Company, the Bank or an Affiliate, including, without limitation: (a) the attainment of goals related to the Company’s earnings per share (EPS), whether or not calculated on a fully diluted basis; (b) earnings before interest and taxes (EBIT); (c) return on equity (ROE); (d) return on investment (ROI); (e) return on invested capital (ROIC); (f) return on assets (ROA); (g) growth in net income; (h) growth in market share; (i) growth in loans; (j) appreciation in the price of Common Stock, whether with or without reinvested dividends, or the (k) completion of strategic objectives. Performance Objectives may be expressed with respect to the performance of the Company, the Bank and/or its Affiliates, as compared to a designated peer group or with respect to the completion of strategic objectives on an individual basis.

2.26 Prior Plans means those grants and awards of Options and Restricted Stock outstanding as of the Effective Date, whether assumed by the Company or made by the Bank, including, without limitation, those options granted by South Louisiana Business Bank and assumed by the Bank, and whether granted or awarded to an Employee or non-employee director of the Bank.

2.27 Restricted Stock means an award of Common Stock subject to restrictions on transfer or forfeiture as set forth in Section 7 hereof.

2.28 Restricted Stock Unit or RSU means a bookkeeping credit representing a share of Common Stock.

2.29 Restriction Period means the period during which Restricted Stock is subject to forfeiture restrictions on transfer or similar conditions.

2.30 Retirement means that a Participant voluntarily Separates from Service after he or she has attained age 60 and completed not less than five years of service with the Company, the Bank or another Affiliate.

2.31 Separation Date or Separation from Service or words of similar import means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated from Service if he or she continues to provide services to the Company or an Affiliate after a separation event or other change in status, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the 36-month period immediately preceding such separation event or change.

2.32 Stock Appreciation Right or SAR means a right, the value of which is based upon the appreciation of Common Stock and is granted in accordance with Section 9 hereof.

Section 3 – Adoption; Reservation of Shares; Maximum Awards:

3.1 Adoption and Effective Date. This Plan shall be effective upon its adoption by the Board (the “Effective Date”).

3.2 Duration. This Plan shall commence on its Effective Date and shall remain in effect until (a) all Incentives granted or awarded hereunder have been satisfied by the issuance of shares of Common Stock or cash payments or a combination thereof, or such Incentives have expired, otherwise terminated or been forfeited, or (b) restrictions or other Performance Objectives imposed on shares of Common Stock have been satisfied or lapsed. No Incentive shall be granted or awarded hereunder ten years after the Effective Date.

3.3 Number and Type of Shares. Subject to adjustment as provided in Sections 3.4 and 3.5 hereof, a maximum of 500,000 shares of the Company’s Common Stock shall be available for issuance under the Plan, which shares may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

3.4 Share Counting. The number of shares of Common Stock available for grant, award, transfer, issuance or other payment under the Plan shall be adjusted as follows:

a.	Reduced by the number of shares of Common Stock covered by Incentives granted or awarded under the Prior Plans that are outstanding as of the Effective Date;

b.	Reduced by the number of shares actually granted, awarded, transferred or issued hereunder; and

c.	Increased by the number of shares covered by Incentives that are not earned or that are cancelled, forfeited, terminated, expired or otherwise lapse for any reason.

3.5 Adjustments. In the event of any merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the Exercise Price of any Option, Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted or substituted, as the case may be, such adjustment or substitution to be determined by the Committee to the extent necessary to prevent the dilution or enlargement thereof.

Section 4 – Administration:

4.1 Composition of the Committee. This Plan shall be administered by the Committee, provided, however, that: (a) the Board may act in lieu of the Committee as to any matter hereunder; and (b) any grant or award by the Committee may be made subject to the ratification or approval of the Board. When acting, the Board shall function as the Committee and possess all power and authority granted to the Committee hereunder.

4.2 Power and Authority. In addition to the power and authority set forth elsewhere in this Plan, the Committee shall have the discretionary power and authority to: (a) designate Participants hereunder; (b) grant or award Incentives, including the determination of the terms and conditions thereof; (c) construe and interpret the provisions of the Plan and any Incentive Agreement or other form or writing related thereto; (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant or award of Incentives hereunder; (e) interpret, apply and construe such rules, regulations and procedures; (f) accelerate any service-related vesting period or extend the exercise period applicable to any Incentive granted or awarded hereunder, subject to any expiration requirement imposed hereunder; and (g) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

The Committee may delegate to the appropriate officers and employees of the Company or an Affiliate the performance of one or more of its ministerial duties hereunder. The Committee may further delegate to the Company’s Chief Executive Officer the power and authority to grant or award any Incentive hereunder; provided that such delegation shall include the number of shares of Common Stock to which it applies, the class of Employees with respect to which Incentives may be granted or awarded, which shall not include the Company’s executive officers, the time at which such grants and awards shall be made, and such other restrictions and limitations as the Committee may be deem necessary or appropriate.

4.3 Decisions Final. Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company and its Affiliates and Participants and their beneficiaries or heirs. Determinations may be made selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

4.4 Limitations on Grants and Awards. Notwithstanding any provision of this Plan to the contrary and unless otherwise permitted under applicable law or rules and regulations:

a.	To the extent that a grant or award hereunder is intended to be an exempt transaction under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, each acting member of the Committee shall be a “non-employee director” within the meaning of such rule; and

b.	To the extent that a grant or award hereunder is made to a named executive officer of the Company, such grant or award shall be made solely by members of the Committee who are deemed to be “independent directors” within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules.

4.5 No Liability. The members of the Committee, including any officer or Employee acting at the request or direction of the Committee, shall have no liability to any Participant or other person for any action taken or omitted to be taken hereunder or any determination made in good faith in accordance with the terms of the Plan or any Incentive Agreement.

Section 5 – Participation:

5.1 Eligibility. Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated hereunder individually or by groups or categories, in the discretion of the Committee.

Non-Employee Directors shall be eligible to participate in the Plan. Members of the boards of directors of any Affiliate may be eligible to participate hereunder, when designated by the Committee.

5.2 No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

Section 6 – Options:

6.1 Grant of Options. The Committee may grant Options to such Participants as it may designate, from time to time, subject to the following:

a.	The Exercise Price shall be designated on the Grant Date and shall not be less than Fair Market Value as of such date.

b.	The number of shares of Common Stock subject to an Option shall be designated on the Grant Date.

c.	The term of each Option shall be designated on the Grant Date, but shall not be longer than ten years, measured from such date.

d.	Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

e.	The exercise of each Option may be further subject to such Performance Objectives, service vesting conditions or other terms and limitations as the Committee deems appropriate.

6.2 Incentive Stock Options. If an Incentive Stock Option is granted hereunder before this Plan is approved by a majority of the Company’s shareholders as contemplated under Code Section 422, the status of such Option as an ISO hereunder shall be contingent upon such timely approval. All shares of Common Stock reserved hereunder may be granted in the form of Incentive Stock Options.

The Committee may designate an Option granted hereunder as an Incentive Stock Option, in which event such Option shall be further subject to the following:

a.	Such designation shall be made on the Grant Date;

b.	No ISO shall be granted to a Participant hereunder if the aggregate Fair Market Value of Common Stock with respect to which such ISO is first exercisable during any calendar year (under this Plan and any other plans of the Company and its Affiliates) exceeds $100,000;

c.	No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company (determined in accordance with Code Section 424), unless the exercise price of such option is not less than 110% of Fair Market Value, determined on the Grant Date, and the expiration of such Option is five years measured from the Grant Date;

d.	No ISO shall be granted to a Non-Employee Director; and

e.	An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422 and the regulations promulgated thereunder.

An ISO granted hereunder shall automatically be deemed a Non-qualified Option to the extent that the requirements imposed hereunder, or under Code Section 422, are not satisfied, whether with respect to the grant or exercise of such Option or the disposition of Common Stock acquired upon the exercise thereof.

6.3 Vesting of Options. Unless otherwise designated in an Incentive Agreement, Options granted hereunder shall vest and be exercisable only while a Participant is an Employee of the Company, the Bank or another Affiliate in accordance with the following schedule:

a.	One-fifth of such Options shall vest and be exercisable one year following the Grant Date;

b.	One-fifth of such Options shall vest and be exercisable two years following the Grant Date;

c.	One-fifth of such Options shall vest and be exercisable three years following the Grant Date;

d.	One-fifth of such Options shall vest and be exercisable four years following the Grant Date; and

e.	The remaining Options shall vest and be exercisable five years following the Grant Date.

To the extent any installment vests and remains unexercised, it shall cumulate and remain vested and exercisable until its forfeiture, cancellation, termination or other expiration as provided herein.

6.4 Effect of Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates from Service, Options granted hereunder, to the extent vested and exercisable as of such separation, shall be and remain exercisable until the earlier of the date on which any such Option would otherwise expire or:

a.	One-year following the date of the Participant’s death or Disability or Retirement; or

b.	Sixty days following a Participant’s involuntary Separation from Service without Cause.

If a Participant’s Separation from Service is voluntary or involuntary on account of Cause, then notwithstanding any provision of this Plan or any form or agreement to the contrary, Options granted hereunder, whether or not then vested, shall be deemed canceled and forfeited as of such Participant’s Separation Date, without the requirement of notice or the payment of compensation.

6.5 Expiration. To the extent not exercised within the period or periods prescribed hereunder, Options shall expire and be deemed forfeited to the Company and cancelled ten years after their Grant Date or the earlier date specified by the Committee.

6.6 Manner of Exercise. An Option shall be exercised, in whole or in part, by providing written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares, such notice to be provided in the form designated by the Committee for such purpose. Unless otherwise limited in an Incentive Agreement, the Exercise Price shall be payable, in the discretion of each Participant: (a) in the form of cash (including cash equivalents); (b) by delivery of previously acquired shares of Common Stock (whether mature or otherwise), including by means of attestation; (c) by the withholding of shares otherwise issuable upon exercise; or (d) by combination thereof. The Committee, in its discretion, may designate such other manner of exercise as the Board deems appropriate, from time to time. Common Stock tendered in payment of the Exercise Price, or withheld in consideration of such price, shall be valued at Fair Market Value as of the date of exercise.

Unless otherwise provided by the Committee in an Incentive Agreement, a Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are irrevocably applied to the payment of the Exercise Price of the shares.

6.7 Issuance and Delivery of Common Stock. Delivery of certificates representing shares of Common Stock issuable on the exercise of an Option shall be made by the Company promptly after receipt of notice of exercise and payment in full of the Exercise Price, or the Company may effect such delivery by means of book entry securities; provided, however, that the Company’s obligation to deliver certificates or make a book entry hereunder: (a) shall be contingent upon the execution of such agreements as the Company may request; (b) shall be contingent upon provision for the withholding of any taxes due upon the exercise of the Options; (c) may be postponed, in the sole discretion of the Company, for any period necessary to list, register or otherwise qualify the purchased shares under Federal securities laws or any applicable state securities laws; and (d) may be conditioned upon the making of such additional representations and warranties or certifications as the Committee or the Company may reasonably request.

Options granted hereunder and Common Stock issued in connection therewith shall be subject to all applicable Federal and state securities law requirements. Notwithstanding any provision of the Plan or any Incentive Agreement to the contrary, the Company shall have no obligation to issue Common Stock to a Participant upon the exercise of an Option hereunder if the Company reasonably determines that such issuance would constitute a violation of any applicable Federal or state securities law or any rule or regulation promulgated thereunder. The inability of the Company to issue Common Stock hereunder shall relieve the Company of any liability for the delay or failure to issue or sell such shares.

6.8 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option, including the right to vote or to receive dividends.

Section 7 – Restricted Stock:

7.1 General Provisions. The Committee may award shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The number of shares of Restricted Stock subject to such award shall be determined by the Committee on the Award Date;

b.	The Committee shall determine the consideration to be paid for such stock, if any;

c.	The Committee shall designate a Restriction Period during which shares of Restricted Stock awarded hereunder shall be subject to such terms, conditions and restrictions the Committee, in its discretion, may determine, including, without limitation, restrictions on transfer or other disposition, forfeiture provisions, and/or restrictions based upon the achievement of Performance Objectives; and

d.	Unless otherwise provided by the Committee in an Incentive Agreement, during a Restriction Period shares of Restricted Stock awarded hereunder shall not be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, whether voluntarily or involuntarily.

7.2 Enforcement of Restrictions. Restricted Stock awarded hereunder may be certificated or issued in book entry form, in the discretion of the Committee; provided that:

a.	Any such shares shall be legended, or subject to legend, to reflect any restrictions imposed in accordance with the provisions of Section 7.1 hereof;

b.	To the extent such shares are certificated, the Committee may further require that such shares be deposited in escrow with the Company; and

c.	The Committee may require with respect to such shares and as a condition of the award thereof that a Participant deliver to the Company a stock power endorsed in blank, pending the lapse of such restrictions or the expiration of the Restriction Period.

7.3 Dividends Payable During Restriction Period. If the Restriction Period applicable to any award hereunder exceeds 12 months, the Committee may provide that cash dividends payable on shares of Restricted Stock shall be allocated to a Ledger Account pending the lapse of such period, at which time the balance of such account shall be settled, and any amount not vested shall be forfeited; such settlement to be made in the form of cash or Common Stock, without liability for interest or gain thereon, as determined by the Committee.

7.4 Vesting of Restricted Stock. Unless otherwise designated in an Incentive Agreement or as provided herein, the Restriction Period shall lapse only while a Participant is an Employee of the Company, the Bank or another Affiliate in accordance with the following schedule:

a.	The Restriction Period shall lapse as to one-fifth of the shares one year following the Award Date;

b.	The Restriction Period shall lapse as to an additional one-fifth of the shares two years following the Award Date;

c.	The Restriction Period shall lapse as to an additional one-fifth of the shares three years following the Award Date;

d.	The Restriction Period shall lapse as to an additional one-fifth of the shares four years following the Award Date; and

e.	The Restriction Period shall lapse as to the remaining shares five years following the Award Date.

7.5 Lapse of Restrictions. The Committee shall notify each affected Participant at the end of each Restriction Period as to the number of shares of Common Stock with respect to which restrictions shall be deemed lapsed or Performance Objectives shall be deemed attained. The number of shares of Common Stock with respect to which such lapse or attainment has occurred shall then be delivered to each affected Participant free of restriction, or the Committee may cause such delivery to be made in book entry form.

7.6 Effect of Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates from Service during a Restriction Period:

a.	If such separation is on account of Retirement, death, Disability or involuntary termination by the Company without Cause and Restricted Stock is then subject to the attainment of Performance Objectives, such objectives shall be deemed satisfied with respect to (i) the number of shares of Restricted Stock with respect to which Performance Objectives are actually satisfied, determined at the end of the applicable Performance Cycle, multiplied by (ii) a fraction, the numerator of which is the number of days in such cycle prior to such Participant’s Separation Date and the denominator of which is the total number of days in such cycle. Shares of Common Stock subject to certification or delivery hereunder shall be certificated or otherwise delivered at the time prescribed in Section 7.5 hereof.

b.	If such separation is on account of Retirement, death, Disability or involuntary termination by the Company without Cause and Restricted Stock is then subject to forfeiture based only upon such Participant’s service, the number of such shares subject to such award shall be multiplied by a fraction (i) the numerator of which is the number of days in such period prior to such Participant’s Separation Date, and (ii) the denominator of which is the total number of days in such period. Shares of Common Stock subject to certification or delivery hereunder shall be certificated and delivered as soon as practicable after the Participant’s Separation Date.

c.	If such separation is not on account of a reason specified in subparagraph a or b hereof, Restricted Stock shall be deemed cancelled and forfeited to the Company as of the affected Participant’s Separation Date.

7.7 Shareholder Rights. Subject to any restrictions or limitations imposed in an Incentive Agreement or as otherwise provided in Section 7.3 hereof, each Participant receiving an award of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any Restriction Period in which the shares are subject to Performance Objectives or forfeiture or other restrictions on transfer and shall receive dividends with respect thereto.

Section 8 – Restricted Stock Units:

8.1 Credit. The Committee may credit Restricted Stock Units to a Ledger Account maintained for a Participant hereunder, subject to the following terms and conditions:

a.	The number of RSUs shall be determined by the Committee on an Award Date and shall be subject to adjustment as provided in Section 3.5 hereof;

b.	The settlement or other vesting of RSUs shall be subject to such Performance Objectives, service vesting conditions, and/or other restrictions as the Committee deems appropriate; and

c.	Units and other amounts credited to a Ledger Account, including vested units or amounts, shall be settled as of the date designated by the Committee on the Award Date (the “Settlement Date”).

8.2 Dividend Equivalents. During any period in which RSUs are credited to a Ledger Account, the Committee may provide: (a) that an amount equal to any cash dividends payable with respect to Common Stock represented by such units shall be credited to such account as of each dividend payment date; and/or (b) that any stock dividend, stock split or other recapitalization shall be reflected in the credits made to such Ledger Account and settled in accordance with the provisions of Section 7.3 hereof.

8.3 Vesting of Ledger Account. Unless otherwise provided in an Incentive Agreement hereunder, units and other amounts credited to a Ledger Account shall vest in accordance with the schedule set forth in Section 7.4 hereof, but such account shall be settled as provided in Section 8.5 hereof on the Settlement Date.

8.4 Effect of Separation From Service. Unless otherwise provided in an Incentive Agreement, if a Participant Separates from Service with the Company and its Affiliates prior to the Settlement Date, his or her Ledger Account shall be settled in the manner applicable to Restricted Stock set forth in Section 7.7 hereof.

8.5 Settlement. Except on account of a Separation from Service, the settlement of RSUs and other amounts credited to a Ledger Account shall be made as of the Settlement Date in accordance with the terms and conditions imposed by the Committee. When any such RSU or other amount becomes subject to settlement, the affected Participant shall be entitled to receive a distribution in such form, which may include shares of Common Stock, Restricted Stock, cash or a combination thereof, as the Committee shall determine.

8.6 Not a Stockholder. The allocation of units or other amounts to a Ledger Account shall not entitle a Participant to exercise the rights of a stockholder of the Company, until the issuance of shares of Common Stock with respect thereto.

Section 9 – Stock Appreciation Rights

9.1 General Provisions. The Committee may grant Stock Appreciation Rights to such Participants as it may designate, from time to time, subject to the following:

a.	Each SAR granted hereunder shall relate to the number of shares of Common Stock designated by the Committee on the Grant Date.

b.	The Base Amount of each SAR shall be determined by the Committee on the Grant Date and shall not be less than the Fair Market Value of a share of Common Stock determined as of such date.

c.	The exercise of each SAR shall be subject to such Performance Objectives, service vesting or other conditions as the Committee deems appropriate and shall be imposed on the Grant Date.

d.	The term of each SAR granted hereunder shall not exceed ten years, after which time any portion of the SAR that remains unexercised, whether or not then vested, shall expire and be cancelled and forfeited to the Company.

9.2 Manner of Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Committee, specifying the number of SARs to be exercised. Upon the receipt of such notice, and subject to the limitations and requirements set forth in Section 6.7 hereof, the Committee shall promptly thereafter deliver to the affected Participant shares of Common Stock, shares of Restricted Stock, cash or a combination thereof, as determined in its discretion, having a Fair Market Value equal to the Settlement Amount.

9.3 Vesting. Unless otherwise provided in an Incentive Agreement, SARS shall vest and be exercisable in accordance with the schedule set forth in Section 6.3 hereof.

9.4 Determination of Settlement Amount. The amount payable to any Participant on account of the exercise of his or her SARs shall be determined by multiplying:

a.	The number of shares of Common Stock with respect to which such SAR is exercised; by

b.	The excess of the Fair Market Value of a share of Common Stock on the exercise date over the Base Amount.

9.5 Effect of Separation From Service. Unless otherwise specified by the Committee, a SAR granted hereunder shall be exercisable only while a Participant is an Employee of the Company or an Affiliate and thereafter in accordance with the provisions of Section 6.4 hereunder.

Section 10 – Performance Objectives; Performance Cycles:

The Committee, in its discretion and as a condition of the grant or award of an Incentive hereunder, may:

a.	Designate a Performance Cycle, corresponding to the Company’s fiscal year, of not less than one year and not more than three years;

b.	Designate Performance Objectives to be attained during such cycle; and

c.	Establish threshold, target and maximum levels of performance with respect to such objectives and the Incentives payable upon the attainment of each such level; provided that any Incentive payable on account of the attainment of the maximum level shall not exceed 200% of the Incentive payable upon the attainment of the target level.

Such metrics shall be established at the time of grant or award, but in no event later than 90 days after the first day of the Company’s fiscal year that corresponds to the first day of the applicable Performance Cycle. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee, to take into account the occurrence of unanticipated, extraordinary events.

At the end of each Performance Cycle, the Committee shall determine the portion of an Incentive, if any, that shall be deemed vested, exercisable, subject to settlement or otherwise free of restriction on account of the attainment of Performance Objectives. The Committee shall notify each affected Participant whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock or other Incentives which are vested, exercisable, subject to settlement, or with respect to which restrictions have lapsed, on account of the attainment of such objectives.

Section 11 – Non-Employee Directors:

11.1 Stock In Lieu of Compensation. The Board may determine that a portion of each Non-Employee Director’s annual compensation shall be payable in the form of Common Stock. Each Non-Employee Director shall further be entitled to elect to receive all or a portion of his or her annual compensation in the form of Common Stock, instead of in cash. In either case, the number of shares issued to the Eligible Director shall equal the quotient of:

a.	The amount of compensation payable in the form of Common Stock; divided by

b.	The Fair Market Value of Common Stock, determined as of the first business day following the meeting with respect to which the compensation is otherwise paid or payable.

11.2 Other Grants and Awards. The Board may, whether annually or from time to time, and whether pursuant to a formula or by means of the exercise of discretion, grant or award Incentives to one or more Non-Employee Directors, which may include shares of Common Stock not otherwise subject to vesting or forfeiture, subject to such terms and conditions as the Board deems appropriate, except that: (a) Incentive Stock Options shall not be granted hereunder, and (b) in no event shall the Fair Market Value of Common Stock covered by grants or awards to any individual director hereunder exceed 200% of his or her annualized compensation.

Section 12 – General Provisions:

12.1 Amendment and Termination. The Board may amend or terminate this Plan at any time; any such action may be taken without the approval of the Company’s shareholders, but only to the extent that shareholder approval is not (a) required under applicable law or by any listing agency, or (b) under Code Section 422. No such amendment, modification, or suspension of the Plan shall materially impair the terms and conditions of any Incentive granted or awarded hereunder without the consent of each affected Participant.

The Committee shall possess the authority to amend the terms of any individual Incentive Agreement hereunder; provided, however, that no such amendment shall materially impair the terms of any such Incentive without the consent of each affected Participant and no such amendment shall: (a) reduce the Exercise Price of an Option or the Base Amount applicable to a SAR; or (b) cancel or exchange an outstanding Option or SAR for cash, another Incentive or for other Options with a lesser Exercise Price or Base Amount, except to the extent such action is contemplated under Section 3.5 hereof in connection with a corporate transaction involving the Company or is not otherwise deemed to constitute a direct or indirect repricing of such Option or SAR.

12.2 Transferability of Incentives. No Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Board, the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, an Incentive may be exercised only by the Participant or by the guardian or legal representative of such person. In the event of a purported assignment, transfer or division which is otherwise prohibited hereunder, such Incentive, whether or not vested, shall be forfeited and cancelled, without the requirement of further notice or the payment of compensation.

12.3 Withholding. The Company shall have the right to withhold from any payment or distribution made hereunder, or to collect as a condition of any such payment or distribution, any amount required by law to be withheld. Unless otherwise provided in an Incentive Agreement, a Participant who is an Employee may satisfy this obligation, in whole or in part, by directing the Company to withhold from any payment or distribution shares of Common Stock having a Fair Market Value and/or cash equal to the amount required to be withheld, determined at a rate not in excess of the aggregate of the Federal income tax rate applicable to supplemental wage payments, the then applicable employment tax rates, and the maximum marginal state income tax rate. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date on which such shares are otherwise subject to settlement or distribution hereunder.

12.4 Change in Control. Unless otherwise provided in an Incentive Agreement, in the event of a consummation of a Change in Control:

a.	All outstanding Options and SARs shall vest and be and remain exercisable until the expiration of their respective terms; for this purpose, any Performance Goals then applicable shall be deemed satisfied at the target level.

b.	Restricted Stock and Restricted Stock Units shall remain subject to all applicable terms and conditions notwithstanding such consummation, including the continued imposition of any Performance Cycle or other Restriction Period; provided that any Performance Goals then applicable shall be deemed satisfied at the target level.

c.	Notwithstanding the provisions of subsection b hereof, if a Participant Separates from Service for any reason, except involuntarily for Cause, during the 24-months following such consummation, the Restriction Period, Performance Cycle or other vesting period shall be deemed lapsed as to any Restricted Stock or Restricted Stock Units and such Incentives shall be settled as of such Separation Date.

12.5 Additional Legal Requirements. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder, or to deliver such stock free of restriction, shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended, as the Committee shall deem appropriate.

12.6 Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Incentive hereunder. The Committee shall determine whether cash, securities, or other property shall be paid or transferred in lieu of a fractional share or whether such fractional share or any rights thereto shall be canceled, terminated, or otherwise eliminated.

12.7 Certificates. All certificates for shares of Common Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or any stock exchange upon which such shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.8 Additional Holding Period. Notwithstanding any provision of this Plan to the contrary, Common Stock issued with respect to any Incentive hereunder may be subject to such further holding period as the Committee deems necessary or appropriate.

12.9 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Louisiana, without regard to the conflicts of laws provisions thereof.

12.10 Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

12.11 Status. A Ledger Account established hereunder, including units credited thereto, shall be a bookkeeping entry only and shall not require the Company or any Affiliate to segregate or otherwise earmark or reserve assets. No shares of Common Stock shall be issued or issuable at the time units are credited to a Ledger Account established hereunder.

Incentives hereunder shall be payable in shares of Common Stock; no special or separate reserve shall be made for any such payment. To the extent any Participant or any other person acquires a right to the settlement of any Incentive hereunder, the status of such Participant shall be that of a general, unsecured creditor of the Company.

12.12 Code Section 409A. If and to the extent units or other amounts credited to a Ledger Account hereunder are deemed to constitute deferred compensation within the meaning of Code Section 409A:

a.	If any amount is payable to a specified employee (as defined in Code Section 409A) on account of his or her Separation from Service, such payment shall be delayed until the date determined in accordance with such section, without liability for loss of investment opportunity or value on account of such delay.

b.	Any Incentive that may be paid or settled in one of two years hereunder shall be paid or settled in the later year.

To the extent any Incentive granted hereunder is deemed deferred compensation within the meaning of Code Section 409A, this Plan and any affected Incentive Agreement shall be interpreted and construed in accordance with such section; if the Committee reasonably determines that any Participant hereunder may be subject to the tax imposed under Code Section 409A, notwithstanding any provision of this Plan to the contrary, the Committee, in its discretion, may amend or rescind the terms of any Incentive hereunder to the extent necessary or advisable to avoid the imposition of such tax.

12.13 Prior Plans. Incentives granted or awarded under the Prior Plans shall be deemed assumed under and made a part of this Plan, but subject to their existing terms and conditions. Such Incentives shall be subject to administration in accordance with the provisions of Section 4 hereof and shall be subject to the general provisions set forth in this Section 12, but in all other respects such Incentives shall not be deemed modified to include any rights or benefits provided herein.

12.14 Incentive Plans. The terms of each Incentive granted or awarded hereunder shall be evidenced by a separate agreement between each Participant or Non-Employee Director and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

THIS 2014 LONG-TERM INCENTIVE COMPENSATION PLAN was approved by the Board Directors of Investar Holding Corporation on January 18, 2014, to be effective as provided for herein.

INVESTAR HOLDING CORPORATION

By:	/s/ John D’Angelo
Its: Chief Executive Officer
Date: January 15, 2014